SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 3)*

Delek US Holdings, Inc.
(Name of Issuer)

Common Stock, par value $.01 per share
(Title of Class of Securities)

24665A103
(CUSIP Number)

Jesse A. Lynn, Esq.
General Counsel
Icahn Enterprises L.P.
16690 Collins Avenue, Suite PH-1
Sunny Isles Beach, FL 33160
(305) 422-4131

(Name, Address and Telephone Number of Person Authorized to
Receive Notices and Communications)

February 18, 2021
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of Section 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box / /.

NOTE: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d‑7 for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

SCHEDULE 13D

Item 1. Security and Issuer

The Schedule 13D filed with the Securities and Exchange Commission on March 19, 2020 (the “Schedule 13D”), by CVR Energy, Inc., IEP Energy LLC, IEP Energy Holding LLC, American Entertainment Properties Corp., Icahn Building LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp. and Carl C. Icahn (collectively, the "Reporting Persons"), with respect to the shares of common stock, par value $0.01 per share (“Shares”), of Delek US Holdings, Inc. (the “Issuer”), is hereby amended to furnish the additional information set forth herein. All capitalized terms contained herein but not otherwise defined shall have the meanings ascribed to such terms in the Schedule 13D.

Item 4. Purpose of Transaction

Item 4 of the Schedule 13D is hereby amended to add the following at the end thereof:

On February 18, 2021, CVI sent a letter to the Issuer demanding, pursuant to Section 220 of the Delaware General Corporation Law, the right to inspect certain books and records (including stockholder list materials) of the Issuer, a copy of which is filed herewith as an exhibit and incorporated herein by reference.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CVR ENERGY, INC. AND AFFILIATES FROM THE STOCKHOLDERS OF DELEK US HOLDINGS, INC. FOR USE AT THE 2021 ANNUAL MEETING OF STOCKHOLDERS OF DELEK US HOLDINGS, INC. WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF DELEK US HOLDINGS, INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED BY CVR ENERGY, INC. AND AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 2, 2021.

SIGNATURE

After reasonable inquiry and to the best of each of the undersigned knowledge and belief, each of the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: February 18, 2021

CVR ENERGY, INC.

By: /s/ Tracy Jackson
Name: Tracy Jackson
Title: Executive Vice President and Chief Financial Officer

IEP ENERGY LLC
By: IEP Energy Holding LLC
By: American Entertainment Properties Corp., its sole member

By: /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

IEP ENERGY HOLDING LLC
By: American Entertainment Properties Corp., its sole member

By: /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

AMERICAN ENTERTAINMENT PROPERTIES CORP.

By: /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

ICAHN BUILDING LLC
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner

By: /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner

By: /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

ICAHN ENTERPRISES G.P. INC.

By: /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

BECKTON CORP.

By: /s/ Irene March
Name: Irene March
Title: Vice President

/s/ Carl C. Icahn_____________
CARL C. ICAHN

[Signature Page of Amendment No. 3 to Schedule 13D – Delek US Holdings, Inc.]

February 18, 2021

By Federal Express and
Email: Denise.McWatters@delekus.com; legalnotices@delekus.com
Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, Tennessee
Attention: Corporate Secretary
Re: Inspection of Stocklist Materials
Dear Ladies and Gentlemen:
CVR Energy Inc., a Delaware corporation (“CVI”), hereby demands, pursuant to § 220 of the Delaware General Corporation Law (the "DGCL"), that Delek US Holdings, Inc. (the "Corporation") produce certain stocklist materials to CVI in the context of the Corporation's 2021 annual meeting of stockholders (the "Annual Meeting") and any proxy contest that CVI and others may conduct at and before the Annual Meeting, should the Corporation refuse to replace three of its nominees for director in connection with its upcoming Annual Meeting with the three candidates proposed by CVI to the Corporation on February 2, 2021.
CVI is the record holder of 100 shares of common stock, par value $0.01 per share ("Common Stock"), of the Corporation and the beneficial holder of 10,911,880 shares of Common Stock (including the 100 shares of Common Stock of which CVI is the stockholder of record and 372,000 shares of Common Stock underlying a forward contract).
As a holder of the Common Stock of the Corporation, the CVI hereby demands, pursuant to § 220 of the DGCL and the common law of the State of Delaware, the right to inspect, during normal business hours, the following documents and records of the Corporation, and to make copies or abstracts therefrom:
(a) A complete record or list of the holders of the Common Stock, certified by the Corporation or its transfer agent, showing the names and addresses of each such stockholder as of the record date for the Annual Meeting (the "Record Date"), as well as the names, addresses and share amounts held by participants in any corporation dividend reinvestment plan, employee plan, and/or any similar plan as of the Record Date;
(b) A computer file such as a magnetic computer tape or cartridge or other electronic medium (such as a PC-compatible USB drive) containing the lists of the holders of Common Stock requested herein as of the Record Date, showing the names, addresses and number of shares of Common Stock held by each stockholder, such computer processing data as is necessary for CVI to make use of such computer file, and a printout of such computer file for verification purposes;
(c) All information in the Corporation's, its transfer agent's or its proxy solicitor's or any of their agents' possession, or which can reasonably be obtained from nominees of any central certificate depository systems or their nominees, brokers, dealers, banks, respondent banks, clearing agencies, voting trusts and their nominees or other nominees, concerning the number, identity of, and shares of Common Stock held by the actual beneficial owners of Common Stock as of the Record Date, including an alphabetical breakdown of any holdings in the respective names of Cede & Co. and other similar depositories or nominees on the Record Date, as well as any material request list provided by Broadridge Financial Solutions, Inc. or Mediant Communications LLC and any omnibus proxies issued by such entities. If such information is not in the Corporation's possession, custody or control, such information should be requested promptly from Broadridge Financial Solutions, Inc. or Mediant Communications LLC;
(d) All information in or which comes into the Corporation's possession or control, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trustees or other nominees relating to the names of the beneficial owners of Common Stock ("NOBO's") pursuant to Rule 14b-l(c) or Rule 14b- 2(c) under the Securities Exchange Act of 1934, as amended, in the format of a printout in descending order balance and magnetic computer tape or cartridge or other electronic medium (such as a PC-compatible USB drive), together with such computer processing data as is necessary for CVI to make use of such magnetic computer tape or cartridge or other electronic medium, and a printout of such magnetic computer tape or cartridge or other electronic medium for verification purposes. If such information is not in the Corporation's possession, custody or control, such information should be requested promptly from Broadridge Financial Solutions, Inc. or Mediant Communications LLC;
(e) A list as of the Record Date of holders of the Common Stock who are participants in any Corporation employee stock ownership, stock purchase, stock option, retirement, restricted stock, incentive, profit sharing, dividend reinvestment or any similar plan in which voting of Common Stock under the plan is controlled, directly or indirectly, individually or collectively, by such plan's participants, showing (i) the name and address of each such participant, (ii) the number of shares of Common Stock attributable to each such participant in any such plan, and (iii) the method by which CVI or its agents may communicate with each such participant, as well as the name, firm and phone number of the trustee or administrator of such plan, and a detailed explanation of the voting treatment not only of shares for which the trustee or administrator receives instructions from participants, but also shares for which either they do not receive instructions or shares that are outstanding in the plan but are unallocated to any participant;
(f) A list of all holders of Common Stock and respondent banks (and their email addresses) who have elected to receive electronic copies of proxy materials with respect to meetings of stockholders of the Corporation pursuant to Rule 14(a)- 16(j)(2) of the Exchange Act as of the Record Date;
(g) All omnibus proxies and related respondent bank proxies and listings issued pursuant to Rule 14b-2 under the Securities Exchange Act of 1934, as amended, which are now or hereafter in the Corporation's possession or control, or which can reasonably be obtained by the Corporation;
(h) A correct and complete copy of the Corporation's bylaws, and any and all changes of any sort to the bylaws hereafter made through the Annual Meeting, including without limitation, any amendment to existing bylaws, any adoption of new bylaws or deletions of existing bylaws, and any rules and regulations of the Corporation regarding the conduct of the Annual Meeting; and
(i) The information and records specified in the foregoing paragraphs should also be provided for any other record date set by the Corporation's board of directors, by operation of law or otherwise for the Annual Meeting.
The undersigned further demands that modifications, additions or deletions to any and all information referred to in paragraphs (a) through (i) above be immediately made available to the undersigned, as such modifications, additions or deletions become available to the Corporation or its agents or representatives.
The purpose of this demand is to allow CVI to conduct a proxy contest at and before the Annual Meeting and for CVI to otherwise communicate its views to other stockholders regarding the matters to be submitted for stockholder consideration and action at the Annual Meeting should the Corporation refuse to replace three of its nominees for director in connection with its upcoming Annual Meeting with the three candidates proposed by CVI to the Corporation on February 2, 2021.
CVI will bear the reasonable costs incurred by the Corporation in connection with the production of the above information.  CVI hereby authorizes Jordan M. Kovler, telephone +1 (646) 287-2617, and Peter C. Harkins, telephone +1 (917) 993-3444, of Harkins Kovler, LLC, located at 3 Columbus Circle, 15th Floor, New York, NY 10019, the proxy solicitor for CVI, acting together, singly or in combination, to coordinate the receipt of and to receive the information described above, as its agents, and otherwise to act on behalf of CVI pursuant to the attached power of attorney.
Please advise me as promptly as practicable when and where the items demanded above will be made available.
Very truly yours,

CVR ENERGY, INC.

Jennifer M. Crowson
Vice President & Associate General Counsel
SWORN TO AND SUBSCRIBED
Before me this ___ day of February, 2021

Notary Public

POWER OF ATTORNEY
KNOW ALL MEN that the undersigned does hereby make, constitute and appoint:
JORDAN M. KOVLER and PETER C. HARKINS of HARKINS KOVLER, LLC, 3 Columbus Circle, 15th Floor, New York, NY 10019, telephone +1 (212) 468-5380, and their partners, associates, employees and any other persons designated by any of them, acting alone or together, its true and lawful attorneys-in-fact and agents for it in its name, place and stead, giving and granting unto said attorneys and agents full power and authority to act on its behalf, as a stockholder of Delek US Holdings, Inc., to seek the production, and to receive records and documents of every kind and description.
The undersigned reserves all rights on its part to do any act that said attorneys hereby are authorized to do or perform.  This Power of Attorney may be terminated by each of the undersigned or said attorneys by written notice to the other.
CVR ENERGY INC.

By:
       Name: Jennifer M. Crowson
                                                                               Its: Vice President & Associate General Counsel

SWORN TO AND SUBSCRIBED
Before me this ___ day of February, 2021

Notary Public